Exhibit 10.1 Peak Bio Corporate Presentation Ladenburg Thalmann Investor Conference-September 2022 Confidential 1

Disclaimer This confidential presentation (the “presentation”) is being delivered to you by Peak Bio (the “Company”) for use in connection with a proposed business combination with Ignyte Acquisition Corp. (“Ignyte”) and the related transactions contemplated thereby (collectively, the “Business Combination”). This presentation is for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in the Company. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of the Company is prohibited. By accepting this presentation, each recipient and its directors, partners, officers, employees, attorney(s), agents and representatives (“recipient”) agrees: (i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain; and(ii) to return or destroy all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the Company. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible Transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. There will be risks and uncertainties described in certain filings made with the Securities and Exchange Commission (the “SEC”) regarding the Transaction. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company following the announcement of the Business Combination; (2) the inability to complete the Business Combination, including due to the inability to concurrently close any private placement of common stock or due to failure to obtain required approval for the Business Combination; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain any necessary regulatory approvals or complete regular reviews required to complete the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (6) costs related to the Business Combination; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; and (10) other risks and uncertainties indicated from time to time described in filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company neither undertakes nor accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. 2

Disclaimer Industry and Market Data In this presentation, the Company relies on and refers to publicly available information and statistics regarding market participants in the sectors in which the Company competes and other industry data. Any comparison of the Company to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to the Company. The Company obtained such information and statistics from third-party sources, including reports by market research firms and company filings. While the Company believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. The Company has not independently verified the information provided by the third-party sources. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Private Placement Any securities to which this presentation relates have not been registered with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. This presentation relates to securities that may be offered in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. Resales of the securities will be prohibited except pursuant to an exemption from the registration requirements under the Securities Act or until the securities are registered with the SEC. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense. Financial and Other Information The financial information contained in this presentation has been taken from or prepared based on the historical financial statements of the Company or its predecessors for the periods presented. An audit of these financial statements is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any registration statement to be filed with the SEC in connection with the Transaction. This information is preliminary and subject to change. As such, the Company’s actual results may differ from the estimated preliminary results presented here and will not be finalized until the Company completes its year- end accounting procedures. Use of Projections This presentation also contains certain financial forecasts. The Company’s independent auditors have not studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of the Company’s control. While all financial projections, estimates and targets are necessarily speculative, the Company believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. 3

Risk Factors The risks presented below are certain of the general risks related to the Company, Ignyte and the proposed Business Combination and such list is not exhaustive. The list below has been prepared solely for the purposes of the Business Combination and not for any other purposes. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in the Transaction before making an investment decision. Risks relating to the business of the Company will be disclosed in future documents filed or furnished by the Company and Ignyte with the SEC, including the documents filed or furnished in connection with the Business Combination. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and Ignyte and the Business Combination, and may differ significantly from, and be more exhaustive than, those presented below. All references to “we,” “us” or “our” refer to the business of the Company. Competitive and Business Risks ▪ We have incurred and expect to continue to incur operating losses and may not establish and maintain profitability. ▪ We are a global company and are subject to the risks and uncertainties of conducting business outside the United States. While international expansion is one of our growth objectives, we may not be able to materialize available growth opportunities or guarantee that we will successfully integrate those opportunities into our existing business. ▪ The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the products and services we create. ▪ If we fail to maintain, protect or enforce our intellectual property rights, the value of our brand and other intangible assets may be diminished, and our business, results of operations, financial condition and prospectus could be negatively impacted. ▪ In order to support the growth of our business, we may need to seek capital through new equity or debt financings, and such sources of additional capital may not be available to us or on acceptable terms or at all. ▪ We may enter into collaborations, joint ventures, strategic alliances or partnerships with third parties that may not result in the development of commercially viable solutions or the generation of significant future revenues. ▪ We operate in highly competitive markets and face competition from large, well-established healthcare and pharmaceutical providers with significant resources, and, as a result, we may not be able to compete effectively. If we are unable to compete effectively, we will not be able to establish our products and services in the marketplace, and as a result, our business may not be profitable. ▪ We are dependent on our ability to recruit, retain and develop a large, highly skilled and diverse workforce. We must evolve our culture in order to successfully grow our business. ▪ We are substantially dependent on the success of our product candidates and cannot guarantee that any of our product candidates will successfully complete any planned or ongoing clinical trials, receive regulatory approval, or be successfully commercialized. ▪ We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success. ▪ Our future growth may depend on our ability to identify and develop product candidates and if we do not successfully identify and develop product candidates or integrate them into our operations, we may have limited growth opportunities. ▪ If we cannot demonstrate an acceptable safety and toxicity profile for our product candidates, we will not be able to continue our clinical trials of or obtain approval for those product candidates. ▪ Changes in product candidate manufacturing or formulation may result in additional costs or delay. ▪ We may be sued for infringing the intellectual property rights of others. ▪ We face significant competition from other pharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations. Our operating results will suffer if we fail to compete effectively. ▪ If any of our current or future product candidates do not achieve broad market acceptance, the revenues that we generate from their sales will be limited. ▪ It is difficult and costly to protect our proprietary rights and as a result we may not be able to ensure their protection. In addition, patents have a limited lifespan and will eventually expire. ▪ We may be unable to adequately prevent disclosure of trade secrets and other proprietary information. Global Market Risks • Our business may be adversely affected by geopolitical and other risks associated with operations outside of the U.S. and, as we continue to expand internationally, we may incur higher than anticipated costs and may become more susceptible to these risks. • Our business may be adversely impacted by U.S. and global market and economic conditions. • Potential tariffs or trade wars could increase the cost of our products, which could adversely impact the competitiveness of our products and our financial results. • We face certain challenges and risks to our international business that may adversely affect our strategy. • We incur risks related to our international business due to currency exchange rate fluctuations that could impact our financial results and financial position. 4

Risk Factors Regulatory and Compliance Risks • If safety and efficacy data for our product candidates, a reference drug, or published literature does not satisfactorily demonstrate safety and efficacy to the FDA or EMEA, or if the FDA, EMEA and other regulators do not permit us to rely on the data of a reference drug or published literature, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates. • The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming, and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our product candidates as expected, and our ability to generate revenue will be materially impaired. • Failure to obtain marketing approval in international jurisdictions would prevent our product candidates from being marketed abroad. • The FDA or EMEA may determine that any of our current or future product candidates have undesirable side effects that could delay or prevent their regulatory approval or commercialization. • If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented. • Regulatory approval is limited by the FDA or comparable foreign regulatory authorities to those specific indications and conditions for which clinical safety and efficacy have been demonstrated, and we may be subject to fines, penalties, injunctions, or other enforcement actions if we are determined to be promoting the use of our products for unapproved or “off-label” uses, resulting in damage to our reputation and business. • We are, and if any of our product candidates receive regulatory approval, will continue to be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, any of our product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products. • If we or third parties with whom we partner or contract fail to comply with applicable laws and regulations, we could be subject to liability and our business could be harmed. • Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations. • We could be subject to challenges by U.S. and foreign tax authorities that could result in additional taxes and penalties. • Tax changes, including tax reform in the United States, could affect the Company’s effective tax rate and future profitability. Post-Business Combination Risks ▪ If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s common stock may decline. ▪ An active trading market for the Company’s shares of commons stock may not be available on a consistent basis to provide stockholders with adequate liquidity. The stock price may be volatile, and the stockholders could lose a significant part of their investment. ▪ There can be no assurance that the common stock issued in connection with the Business Combination will be approved for listing on Nasdaq following the closing, or that we will be able to comply with the continued listing standards of Nasdaq. ▪ The Company has broad discretion in how it uses the net proceeds from the Business Combination and the Company may not use them effectively. ▪ The Company may be subject to securities litigation, which is expensive and could divert management attention. ▪ Because the Company has no current plans to pay cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater that which you paid for them. ▪ If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, of if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline. ▪ Future sales and issuances of the Company’s common stock or rights to purchase the Company’s common stock, including pursuant to the Company’s equity incentive plans, or other equity securities or securities convertible into the Company’s common stock, could result in additional dilution of the percentage ownership of the Company’s stockholders and could cause the stock price of the Company’s common stock to decline. ▪ Warrants will become exercisable for the combined company’s common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to the Company’s stockholders. ▪ Investors in the Transaction will experience immediate and substantial dilution. ▪ We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock. COVID-19 Pandemic Risks ▪ Our business operations, financial condition, results of operations and cash flows may be adversely affected by the effects of health epidemics, pandemics, or outbreaks of infectious diseases, including the recent COVID-19 pandemic 5

Transaction Structure and Illustrative Pro Forma Ownership

- **Peak Bio** will be acquired by **Ignyte Acquisition Corp. ("IGNY")**
- Expected closing: **Q4 2022**
- Approximate post-transaction enterprise value: **~ $205M** (at $10.00 per share)
- PIPE size: **$25M**
- Approximate cash at closing: **$72.5M*+**

*Assumes no redemptions of trust account ($57.5M) post merger, actual redemptions may vary, and does not reflect any fees or expenses incurred in connection with the transaction.



Peak Bio Shareholders
~65 % OS
Ignyte SPAC
~26 % OS
PIPE Investors
~9% OS
$57.5M
Cash in Trust*
$25M
PIPE
Proceeds
IGNYTE
ACQUISTION CORP
$70M+ in Capital
PEAK BIO

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Why We are Excited About The Ignyte / Peak Bio Merger Peak Bio is a vision of key pH Pharma Executives who aggressively acquired key assets and raised capital* to develop them which now will be the “backbone” of Peak Bio’s Value Proposition Rationale Peak Bio Experienced Management Team ✓ Visibility on Concurrent Financing ✓ Compelling Therapeutic Pipeline with Potentially Differentiated ADC Cancer Platform ✓ (Target(s), Payloads & Linker stability)** Substantiated Target Valuation ✓ Near-Term News Flow / Catalysts ✓ Access To Capital From Asia / USA ✓ * 100M+ USD raised to acquire and develop pH Pharma’s assets including those that will merge with Ignyte/Peak Bio Includes: Clinical stage PHP-303 (Bayer) and Preclinical ADC/Toxin platform **Criscitiello et al. J Hematol Oncol (2021) 14:20 https://doi.org/10.1186/s13045-021-01035-z; potentially meets all the criteria for an ”ideal ADC” (1) Antibody/Target, (TROP2) (2); Linker Stability; (3) Payload (Novel payload that is potent, potentially Immunomodulatory, and has demonstrated in preclinical work lack of MDR transport (resistance) in Peak Bio’s early preclinical work described in later slides. 7

Presenters HOYOUNG HUH STEPHEN LAMOND SATYAJIT MITRA MD, PhD PharmD, MBA PhD Chief Executive Officer Chief Operating Officer Head of Oncology 8

Investment Highlights

Experienced Leadership with Proven Track Record	Led by serial entrepreneur and investor, Hoyoung Huh, M.D., Ph.D., who has had multiple successful exits for biotech companies through both acquisitions and public markets
Potent and Selective 5th Generation NE Inhibitor*	Underserved market opportunity potentially addressing previous therapeutic shortfalls with a highly selective and most potent reversible NE inhibitor with a favorable on target inhibition, PK /safety profile in multiple clinical studies (acquired from Bayer)
Multiple Shots-on-Goal with Near-Term Catalysts	Differentiated Inflammation and Oncology pipeline include a Phase II ready program targeting AATD (Orphan) and ARDS, a differentiated toxin and ADC platform, creating numerous novel clinical opportunities
Unique Platform Technology	Differentiated Antibody Drug Conjugate development platform providing an ability to birth multiple therapeutic candidates in large markets with high unmet needs
Financed by Quality Institutional Investors	Backed by high quality investors including SBI (SoftBank Investment), Palo Alto Investors and others with over $100M raised to-date
Differentiated Access to Asian Markets and Large Pharma	Deep connections with Korea and Southeast Asia will enable future funding, partnerships and collaborations given entire pipeline is available (Pan-Pacific)

* Neutrophil elastase inhibitors for the treatment of (cardio) pulmonary diseases: Into clinical testing with pre-adaptive Pharmacophores F. von Nussbaum, V. M.-J. Li / Bioorg. Med. Chem. Lett. 25 (2015) 4370–4381

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PEAK BIO

Multiple Product Candidates and Milestones to Drive Future Value

Program	Opportunity	Discovery	Preclinical	Phase I	Phase II	Upcoming Milestones
PHP-303 *5th Generation Neutrophil Elastase Inhibitor*	**AATD** Alpha-1 Antitrypsin Deficiency	AATD*			Bayer P2a	• Phase II (EU) Initiation (Q1 2023) • Phase II (EU) Data (2H 2024) • Phase IIb/III (EU/US) Initiation (2H 2024)*
	ARDS Acute Respiratory Distress Syndrome					• IND submission (1H 2023) • Phase 2 initiation (1H 2023) *(Preclin & DoD Dependent)*
PH-1 *Novel ADC Platform*	**ADC Targeting Trop2**					• IND submission (2H 2023) • Phase Ia initiation (1H 2024)
	ADC Target Candidate Selection					• Additional research collaborations
	Discovery work on Novel Toxins					• Toxin PH5 and PH6 Go/No Go decisions

*Adaptive trial design still under consideration

*Note: Bayer has tested PHP-303 in a P2a in a non-cystic fibrosis bronchiectasis trial; Safety and efficacy of the human neutrophil elastase inhibitor BAY 85-8501 for the treatment of non-cystic fibrosis bronchiectasis: A randomized controlled trial. N=82 pts completed study. (https://pubmed.ncbi.nlm.nih.gov/30917927/)

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PHP-303 Targeting AATD & Other Diseases 11

Neutrophil Elastase Inhibitor Overview and Role of PHP-303 Overview of Neutrophil Elastase (NE) • Neutrophil Elastase (NE) is a proteolytic enzyme that is required in the inflammatory response to tissue injury • In healthy lungs, there is a balance between NE (and other proteases) vs its opposing antiproteases • Excess neutrophil elastase initiates an inflammatory cascade response leading to fibrosis and impaired lung function Neutrophil Elastase Inhibitors (NEIs) • NEIs reduce the inflammatory process associated with a NE imbalance • The reduction in the acute and chronic inflammatory process leads to a reduction in tissue destruction and limits exacerbation of associated diseases History and Challenges of NEIs • Earlier generations of NEIs have had limited success e.g., Augmentation, Infusion therapies are costly and difficult to manage • Improved potency and selectivity is key to future NEIs with early generations historically demonstrating equivocal result Our 5th Generation NE Inhibitor – Lead Clinical Asset • Our lead asset PHP-303 is an Oral QD, reversible and highly selective small molecule addressing previous shortfalls • PHP-303 is potentially an ideal solution for disease conditions where NE imbalance is an important contributor to disease 12

PHP-303: 5th Generation Potent, Highly Specific NE Inhibitor[1]

1987 – 1st Gen	2nd Gen	3rd Gen	4th Gen	5th Gen – Present
Human Alpha-1 Protease Inhibitors[2]	Sivelestat Sodium[3]	Mereo Pharma Asset (AZ)	Earlier Bayer Molecule BAY-678 supplanted by PHP-303[5]	PHP-303
• Weekly Infusions • High Cost • Specialty Pharma • Adverse Side Effects • Infusion Site Reactions	• Requires Infusions • Equivocal Clinical Benefit[4] • All Cause Mortality • Daily IV Only • Hospital Administered	• Oral • BID dosing regimen • Improved potency and selectivity • Phase 2 clinical data with biological effect on 3 biomarkers	• Extensive Preclinical and CMC Work • Novel approach × Potency could still be an issue × Selectivity ≤ Mereo (AZ asset)	

PHP-303 – 5th Generation Phase II Ready NE Inhibitor Targeting AATD and ARDS

- Most potent NEI in development: Chemistry improvement over 3rd and 4th Gen with significant increase in potency
- Structural confirmation 'freezes' structure in an ideal bioactive conformation (e.g., "Lock and Key")
- Even more selective than 3rd and 4th Gen
- Improved DMPK properties resulting in an oral small molecule compound requiring only once-daily dosing
- Inhibits bioactive form of NE with a sustained, dose-dependent suppression of NE activity up 90% or more
- Favorable safety achieved and dose established for upcoming clinical trials

[1]F. von Nussbaum, V. M.-J. Li /Bioorg. Med. Chem. Lett. 25 (2015) 4370–4381; [2]Prolastin®-Grifols, Zemaira®-CSL Behring, Aralast®-Baxter); [3]Elaspol® Ono Pharma (Lilly) Japan, Korea only; [4]Sivelestat only approved in Japan and Republic of Korea; [5]PHP-303 (BAY 85-8501)

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Peak Bio

Alpha-1 Antitrypsin Deficiency (AATD) Overview


Lung
Lungs lack α1-antitrypsin coating, leaving them open to damage by neutrophil elastase.
Liver
α1-antitrypsin: trapped in liver, causing liver damage.
Blood vessel
Neutrophil elastase: uninhibited, causing lung damage.
White blood cell (neutrophil)

What is Alpha-1 Antitrypsin Deficiency?

- AATD is a chronic, genetic orphan disease caused by mutations in gene encoding Alpha-1 Antitrypsin (AAT)
- AAT is an endogenous protein that protects bodily tissues from being attacked by their own enzymes
- AAT is produced in the liver and released into the bloodstream with a key role of inhibiting NE in the lung
- In AATD, abnormal AAT can become trapped in the liver and is unable to reach the lungs to inhibit NE leading to damage in both organs (Differential diagnosis suggests that Emphysema patients should be screened for AATD)

Current Treatment Options & Limitations

- Currently no cure for AATD
- Existing therapies attempt to reduce the inflammatory process, reduce exacerbations and the eventual tissue/organ destruction. (E.g., Augmentation/infusions and traditional Bronchodilators, steroids, etc.)
- Limitations of current therapies include: 1) low lung penetration, 2) cost 3) inconvenient weekly IV infusions, 4) procurement & 5) pathogen risk

Epidemiology & Market Opportunity

Disease Prevalence	Undiagnosed Patients	Adults Developing Lung Disease	Growing Market
~120K US / ~75K EU	~90% of patients with genetic COPD due to Alpha-1	~60- 70% (greatest risk based on genotype)	Estimated $1.8 Billion market by 2025

Epidemiology & Market Opportunity Sources:
Alpha- Antitrypsin Deficiency (AATD) - Market Insight, Epidemiology and Market Forecast – 2030; DelveInsight Market Insights 2020.
Torres-Durán et al. Orphanet Journal of Rare Diseases (2018) 13:114 https://doi.org/10.1186/s13023-018-0856-9

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Peak Bio

PHP-303 Potentially Addresses the Unmet Medical Need in AATD • Clinical efforts by Bayer and now pH Pharma have both demonstrated a well-behaved molecule Demonstrated • PHP-303 is well-tolerated with no severe or dose limiting toxicities or adverse events Safety and PK • Steady state (PK) between 11 and 18 days make for ideal oral, QD use in chronic condition Relevance in • NE likely important determinant in AATD disease progression (Chronic inflammatory imbalance) • PHP-303 inhibits bioactive form of enzyme AATD • Dose-dependent NE inhibition demonstrated in clinical studies Proof of Concept • Doses of 10-20 mg required for greatest inhibition Data • Phase II EU CTA protocol approved • Supported by grant from Alpha 1 Project Advocacy group Other Key • Orphan disease with potential for additional exclusivity • Likely single pivotal Phase II / Phase III adaptive trial design Considerations • Growth: Major medical societies recommend screening ALL COPD patients for alpha-1* 15 *Include:

PHP-303 Attributes

PHP-303 is a highly targeted and selective NE inhibitor

Originator	Peak Bio
Clinical Stage	Phase II ready
Potency Ki (nM)	0.08 (150X)
Mechanism of Action	Inhibits bioactive form of enzyme
Selectivity[1]	375,000+
Max NE Inhibition (at 24hr dose)	~90% or more at 5mg, 10mg, and 20mg QD
Dosing Regimen	Oral, QD 10mg, 20mg

[1] F. von Nussbaum, V. M.-J. Li /Bioorg. Med. Chem. Lett. 25 (2015) 4370–4381

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Peak Bio ADC Platform 17

Antibody Drug Conjugate Overview What Are ADCs? Why Use ADCs? • ADCs are a class of anti-cancer agents that combine selectivity • Chemotherapies and targeted small molecules delivered of monoclonal antibodies with the cytotoxic potential of small- systemically must be dosed until the target at the tumor site molecule chemotherapeutics is saturated • ADCs work by targeting-• Inability to focus treatment to the cancer target results in: a) exposure to higher doses and b) off-target toxicity to other o An Antigen: protein targets are present on cancer cell organs surface • ADCs reduce systemic exposure of payload by combining: o With an Antibody: a large protein made by the immune system to seek out and destroy non-self antigens o cancer-specific antigens o Using a Linker: a chemical moiety that serves as a bridge o high target specificity, affinity, and favorable and can be designed to immolate in the tumor cell / pharmacokinetics of mAbs environment o linkers responsive to tumor environment • This combination results in delivering a Payload / Toxin: a small • Therefore, ADCs focus therapeutic delivery to cancer over molecule with sub-nanomolar potency against target cells normal cells improving the therapeutic index ▪ There continues to be concerns of off-target effects and toxicities with current ADCs and their respective Payloads ▪ Peak Bio has a platform of Differentiated Approaches to expand the utility of ADCs (Neutropenia) ▪ Approximately 70% of ADCs use payloads targeting tubulin or DNA, emergence of resistance to these pay-loads is growing ▪ A Third-Generation approach to Toxins for ADCs 18

Growing ADC Market: >$22B by 2030 with Large Deal Flow

Approved Therapies Projected Revenue: $22B+ by 2030[1]


$25
$20
$15
$10
$5
$0
Sales (in billions of $)
$5
$7
$9
$12
$15
$16
$19
$20
$21
$22
2021
2022
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2024
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2030
Adcetris
Kadcyla
Besponsa
Polivy
Padcev
Enhertu
Trodelvy
Blenrep
Zynlonta

Note: Does not include Mylotarg or Lumoxiti as not broken out in consensus estimates; Padcev's ex-US portion/ Enhertu consensus estimates based off Astellas/ Daiichi's calendarization;
Note: Kadcyla/Polivy consensus in CHF, Blenrep in GBP; Padcev ex-US portion consensus portion in JPY; Converted to USD using 12/31/20 conversion rate

- ADC market projected to grow > 20% over the next few years
- Global Trop2 market expected to surpass $4 billion by 2026[2]
- Key Trop2 antibody market competitors include Daiichi Sankyo/ AstraZeneca and Immunomedics/ Gilead

Strong Deal Flow Even in Early Stages of Development

Recent Antibody-Drug Conjugate Licensing and Merger and Acquisition (M&A) Deals.

Partners	Asset(s)	Target	Deal Type	Date	Phase	Deal Value & Source	Source
Easai & BMS	MORAb-202	anti-folate receptor alpha (FRα) antibody + anticancer agent eribulin; (ovary, lung, breast)	License	Jun 21	P 1	$650 M Upfront, ($200M R&D, + $450 M; total $2.5 B)	https://www.fiercebiotech.com/biotech/bristol-myers-pays-650m-for-rights-to-eisai-s-phase-1-adc
NBE-Therapeutics & BI	NBE-002 + immune stimulatory iADC™ platform	ROR1	Acquisition	Dec 20	P I	$1.5 B (€1.2 B). Includes contingent clinical & regulatory milestones	https://njbio.com/antibody-drug-conjugates/
VelosBio & Merck	VLS-101	ROR1	Acquisition	Nov 20	P II	$2.75 B	https://njbio.com/antibody-drug-conjugates/
Lego Chem & CStone Pharma.	LCB71	ROR1	License	Oct 20	Pre-clin	$10 M upfront; up to $353.5M milestone payments, + tiered royalties	https://njbio.com/antibody-drug-conjugates/
Immunomedics & Gilead	Trodelvy (Sacituzumab govitecan)	TROP2	Acquisition	Sep 20	Accelerated US approval (Apr 20)	~$21 B	https://www.gilead.com/news-and-press/press-room/press-releases/2020/9/gilead-sciences-to-acquire-immunomedics
SeaGen and Merck	Ladiratuzumab vedotin	LIV-1	Strategic collaboration	Sep 20	P II	$600 M upfront; $1 B equity investment; up to $2.6 B in milestone payments	https://www.merck.com/news/seattle-genetics-and-merck-announce-two-strategic-oncology-collaborations/
Daiichi Sankyo & AstraZeneca	DS-1062	TROP2	Strategic Collaboration	July 20	P I	$1 B upfront (staged); up to $1 B in regulatory milestones; up to $4 B in sales milestones	https://njbio.com/antibody-drug-conjugates/
Five Prime & SeaGen	Multi-product	N/A	License	Feb 20	N/A	$5 M upfront; up to $525 M in future milestone payments	https://njbio.com/antibody-drug-conjugates/
Daiichi Sankyo & AstraZeneca	Tras DxD, Enhertu® (P2 Her2+ Breast, Gastric, CRC)	Her2+	License	Mar 19	P 2	$1.35 B USD Upfront, $6 B Total	https://www.astrazeneca.com/media-centre/press-releases/2019/astrazeneca-and-daiichi-sankyo-enter-collaboration-for-novel-her-2-targeting-antibody-drug-conjugate.html

Sources: [1] Evercore ISI Market Research Report: Health Care | Biotechnology / Drug Discovery, DEEP DIVE on ADCs - The Time Is Right, Now; June 2021
[2]Global TROP2 Antibody Market & Clinical Trials Insight 2026; (Global TROP2 Antibody Market & Clinical Trials Report 2021-2026 - Ongoing Clinical Trials Assessment by Status, Phase & Region December 21, 2021 | Other Source(s): https://njbio.com/antibody-drug-conjugates/ and corporate websites (see deal table)

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What Makes Peak Bio's Unique Approach to ADCs Potentially Better?

Traditional ADC Approach

Antibody + Linker + Chemotherapeutic / Toxin (Targeted CytoToxicity)

- Over 90% of current ADC payloads target tubulin or DNA (Processes essential to dividing cancer cells or their DNA*)
- There is emerging resistance to these payloads
- Industry standard payloads are STILL associated with significant toxicities E.g., Ocular, bone marrow, peripheral neuropathy
- Substrates of MDR (ABC) Transporters (Emerging drug resistance mechanisms)

What Makes our Solution Better?

Peak Bio approach engages the immune system:

- Enhances tumoricidal activity beyond cytotoxicity creating a potential *Best-in-Class* approach to treating Cancer
- Engaging the Host Response (T and B cells) can co-evolve and can counter resistance mutations
- Payloads that act as poor substrate for MDR Transporters
- Immune memory and can re-engage when treated cancers reoccur

Our Novel, Potentially *Differentiated* Immuno-stimulatory Payload Approach

Antibody + Linker + Peak Bio Toxin w/ Immune Modulation = Better 'Mouse Trap'

Spliceosome Modulation (PH1)

- Targeting proper splicing of introns results in mRNA decay depriving cancer cells of essential proteins and mis-spliced proteins
- Creates neoepitopes for immune cells to target well after the initial "chemotherapy" is delivered

DNA Mismatch Repair (MMR) Interference (PH5)

- Prevent cancer cells from repairing mistakes during active DNA replication, thereby fixing the errors in translated proteins (neoepitopes)

Immune Suppression (PH6)

- Killing tumor cells and pro-tumor immune cells that have been coopted

**Topoisomerase and microtubule inhibitor payloads inhibit DNA replication and cancer cell division and PBD payloads cross-link DNA*

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PH1: Novel and Potentially Differentiated Payload Reduced Drug Resistance via MDR* Changed & Increased Neoepitopes* • Average expression of spliced RNA transcripts treated by As PH1 is not recognized by Multi-Drug Resistance (MDR) transporters, the PH1 vs tubulin payload DM1 (Kadcyla) same concentration of PH1 is required to kill MES cells in conditions below ThA13d2 Cytotox (5 Day) MMAE Cytotox (5 Day) MES 100 100 high MES-SA MES MDR MES-SA MES-SA/MX2 MES-SA/MX2 ← 198X → high MES-SA/MX2 + MES MDR MES-SA/MX2 + 50 50 Elacridar (Seagen) Elacridar + MDR inhibitor PH1 MMAE 0 0 0.0001 0.01 1 100 10000 0.0001 0.01 1 100 10000 Concentration [nM] Concentration [nM] Other ADC payloads such as MMAE (Seagen) can be ‘pumped out’ by MDR transporters resulting in 200X higher concentrations required to kill MES overexpressing MDRs • Each mark / dot represents an alternatively spliced gene transcript Red – MES cells • Blue marks in PH1 reflects 3-fold greater impact on global splicing Blue – Resistant MES cells expressing high levels of MDRs • Resistance gained by increasing the number of cell surface transporters • Red marks in PH1 reflect 9-fold increased numbers of mis-spliced RNAs pumping payload out of the cell. potentially contributing to neoepitopes Purple – MES with high MDR expression plus MDR inhibitor Elacridar • Inhibits MDR transporter activity so cannot pump payload out even though highly expressed. Returns activity back to baseline. *Source(s): Data on file, Internal Peak Bio Research Program reports 21 % Live % Live

Peak Bio's Differentiated ADC Candidate Targeting Trop2 Clinically Validated Target (Trop2) Trop2 PH1 ADC-Potent In-vitro Activity* ▪ Superior linker stability compared to an FDA approved competitor ▪ Superior specificity to cancer cells and ability to generate neoepitopes and synergizes with I/O therapies ▪ Tumor recruitment of T-helper cells No cytotoxicity against normal human In gastric cancer, superior cytotoxicity fibroblasts as observed in FIC at lower DAR than first-in-class (FIC) (Attributed to superior linker stability) ▪ Anti-tumor immune memory upon experiments ▪ Wide safety margin in non-human primate tox study ▪ IND-lead candidate chosen & 18-24 months to FIH In pancreatic cancer cells, comparable In bladder cancer, comparable *Source(s): Data on file, Internal Peak Bio Research Program reports cytotoxicity at lower DAR than FIC cytotoxicity at lower DAR than FIC 22

Corporate Summary 23

Multiple Product Candidates and Milestones to Drive Future Value

Program	Opportunity	Discovery	Preclinical	Phase I	Phase II	Upcoming Milestones
PHP-303 *5th Generation Neutrophil Elastase Inhibitor*	**AATD** Alpha-1 Antitrypsin Deficiency	AATD*			Bayer P2a	• Phase II (EU) Initiation (Q1 2023) • Phase II (EU) Data (2H 2024) • Phase IIb/III (EU/US) Initiation (2H 2024)*
	ARDS Acute Respiratory Distress Syndrome					• IND submission (1H 2023) • Phase 2 initiation (1H 2023) *(Preclin & DoD Dependent)*
PH-1 *Novel ADC Platform*	**ADC Targeting Trop2**					• IND submission (2H 2023) • Phase Ia initiation (1H 2024)
	ADC Target Candidate Selection					• Additional research collaborations
	Discovery work on Novel Toxins					• Toxin PH5 and PH6 Go/No Go decisions

*Adaptive trial design still under consideration

*Note: Bayer has tested PHP-303 in a P2a in a non-cystic fibrosis bronchiectasis trial; Safety and efficacy of the human neutrophil elastase inhibitor BAY 85-8501 for the treatment of non-cystic fibrosis bronchiectasis: A randomized controlled trial. N=82 pts completed study. (https://pubmed.ncbi.nlm.nih.gov/30917927/)

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Investment Highlights

Experienced Leadership with Proven Track Record	Led by serial entrepreneur and investor, Hoyoung Huh, M.D., Ph.D., who has had multiple successful exits for biotech companies through both acquisitions and public markets
Potent and Selective 5th Generation NE Inhibitor*	Underserved market opportunity potentially addressing previous therapeutic shortfalls with a highly selective and most potent reversible NE inhibitor with a favorable on target inhibition, PK /safety profile in multiple clinical studies (acquired from Bayer)
Multiple Shots-on-Goal with Near-Term Catalysts	Differentiated Inflammation and Oncology pipeline include a Phase II ready program targeting AATD (Orphan) and ARDS, a differentiated toxin and ADC platform, creating numerous novel clinical opportunities
Unique Platform Technology	Differentiated Antibody Drug Conjugate development platform providing an ability to birth multiple therapeutic candidates in large markets with high unmet needs
Financed by Quality Institutional Investors	Backed by high quality investors including SBI (SoftBank Investment), Palo Alto Investors and others with over $100M raised to-date
Differentiated Access to Asian Markets and Large Pharma	Deep connections with Korea and Southeast Asia will enable future funding, partnerships and collaborations given entire pipeline is available (Pan-Pacific)

* Neutrophil elastase inhibitors for the treatment of (cardio) pulmonary diseases: Into clinical testing with pre-adaptive Pharmacophores F. von Nussbaum, V. M.-J. Li / Bioorg. Med. Chem. Lett. 25 (2015) 4370–4381

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Appendices 26